Filed in the Office of	Business Number E52865562025-1
F V Aguilar	Filing Number 20255286602
Secretary of State State Of Nevada	Filed On 11/3/2025 1:23:00 PM
	Number of Pages 39

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Domestication

(PURSUANT TO NRS 92A.270)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the name and type of Domestic entity as set forth in its charter documents.
2. Entity name prior to domestication.
3. Enter original filing date and jursidication of un-domesticated entity.
4. Jurisdiction that constituted the principal place of business of the un-domesticated organization, see below.
5. SIGNATURE(S): Must be signed by Authorized Signer. Form will be returned if unsigned.
6. The filing must be submitted with the following:
   - The appropriate formation document for the type of domestic entity.
   - A certified copy of the charter document, or the equivalent, if any, of the undomesticated organization.
   - A certificate of good standing, or the equivalent, from the jurisdiction where the undomesticated organization was chartered immediately before filing the articles of domestication (within 90 days).
7. If the foreign undomesticated entity is on file a cancellation/dissolution will need to be submitted with the appropriate fees.
8. If the name of the domesticating entity is not available a notarized name consent will need to be submitted.

1. Domestic Entity Information:	Name of Domestic Entity as set forth in its Charter Documents: Verano Holdings Corp. Type of Domestic Entity as set forth in its Charter Documents: Corporation
2. Prior Name:	Entity Name Before Filing Articles of Domestication: Verano Holdings Corp.
3. Original Filing Date and jurisdiction:	Original Jurisdiction of Formation: British Columbia, Canada Original File Date: February 11, 2021
4. Jurisdiction:	Jurisdiction that constituted the principal place of business or central administration of the undomesticated organization, or any other equivalent thereto pursuant to applicable law, immediately before filing the articles of domestication. British Columbia, Canada
5. Signature: (Required)	X Signed by: [signature] 6E7ABDFA9C8A48D... Signature Date: 11/03/2025

This form must be accompanied by appropriate fees.